Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-1 of our audit report dated February 9, 2009, relating to the December 31, 2008 and 2007 financial statements of GMS Capital Corp. and our reviewed financial statements for the nine month period ended September 30, 2009 and 2008 dated May 19, 2009, October 26, 2009 respectively.

/s/ KBL, LLP
KBL, LLP New York, NY February 8, 2010